EXHIBIT 23.2

ALBERT WONG & CO.
CERTIFIED PUBLIC ACCOUNTANTS
7th Floor, Nan Dao Commercial Building
359-361 Queen’s Road Central
Hong Kong
Tel : 2851 7954
Fax: 2545 4086

ALBERT WONG
B.Soc., Sc., LL.B., P.C.LL., Barrister-at-law, C.P.A.(Practising).

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We consent to the incorporation by reference in this registration statement of Shengkai Innovations, Inc., on Form S-8, of our reports dated August 31, 2009, appearing in the Annual Reports on Form 10-K of Shengkai Innovations, Inc. for the year ended June 30, 2009.

 /s/ Albert Wong & Co.
ALBERT WONG & CO.
Certified Public Accountants

Hong Kong
March 18, 2011